UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

650-466-7125

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2026, ALX Oncology Holdings Inc. (the “Company”) entered into separate privately-negotiated exchange agreements (each, an “Exchange Agreement”), with certain stockholders of the Company (collectively, the “Stockholders”), pursuant to which the Stockholders agreed to surrender an aggregate of 13,353,384 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Company, and the Company agreed to issue to the Stockholders pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 13,353,384 shares of Common Stock (the “Exchange”). The Stockholders included funds affiliated with Blackstone Annex Master Fund L.P. with respect to 12,885,891 shares of Common Stock, RA Capital Healthcare Fund, L.P. with respect to 213,667 shares of Common Stock, and venBio Global Strategic Fund, L.P. with respect to 253,826 shares of Common Stock. The issuance of the Pre-Funded Warrants was made in reliance upon an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. The Exchange will settle on or about October 15, 2026.

Each Pre-Funded Warrant has an exercise price of $0.001 per share of Common Stock and is exercisable at any time and from time to time on or after the date of issuance until the Pre-Funded Warrant is exercised in full, subject to the ownership limitations described below. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant are subject to appropriate adjustments in the event of certain stock dividend, stock split, stock combination or similar events affecting the Common Stock. Each Pre-Funded Warrant is exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant if, upon giving effect to the exercise, the holder (together with its attribution affiliates) would beneficially own more than either 4.99% or 9.99%, as specified in such Pre-Funded Warrant, of the total number of shares of Common Stock or the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise. A holder may increase or decrease this percentage to any other percentage not in excess of 19.99%, provided that any increase will not be effective until the 61st day after the holder gives notice to the Company

The foregoing descriptions of the terms of the Pre-Funded Warrants and the Exchange Agreement do not purport to be complete and are each qualified in their entirety by reference to the form of Pre-Funded Warrant and the form of the Exchange Agreement, each of which is filed as Exhibit 4.1 and Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01, above, is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant

10.1	Form of Exchange Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: October 15, 2026	By:	/s/ Harish Shantharam
Harish Shantharam
Chief Financial Officer